EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-75300 of BioTime, Inc. on Form S-3 of our report dated February 16, 2001 (March 27, 2001 as to the third paragraph of Note 9), appearing in the Annual Report on Form 10-K of BioTime, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.


DELOITTE & TOUCHE LLP

San Francisco, California
January 29, 2002